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                                                                      EXHIBIT 12



                            TIME WARNER TELECOM LLC
                       RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)


                                                               YEARS ENDED DECEMBER 31,
                                         --------------------------------------------------------------------
                                                               HISTORICAL                           PRO FORMA
                                         -------------------------------------------------------    ---------
                                          1993        1994        1995        1996        1997       1997(1)
                                         -------    --------    --------    --------    --------    ---------

EARNINGS:
    Net loss............................ $(9,392)   $(37,178)   $(51,105)   $(86,116)   $(70,656)   $(112,176)
    Interest expense....................      12           3          25          55       1,544      43,064
    Portion of rents representative of
      an interest factor................      25         444       1,050       1,374       1,793       1,793
    Undistributed losses of less than
      50% owned companies...............      --          --          30          40          27          27
                                         -------    --------    --------    --------    --------    ---------
Total earnings..........................  (9,355)    (36,731)    (50,000)    (84,647)    (67,292)    (67,292)
                                         -------    --------    --------    --------    --------    ---------

FIXED CHARGES:
    Interest expense....................      12           3          25          55       1,544      43,064
    Capitalized interest................                                                               1,680
    Portion of rents representative of
      an interest factor................      25         444       1,050       1,374       1,793       1,793
                                         -------    --------    --------    --------    --------    ---------
        Total fixed charges.............      37         447       1,075       1,429       3,337      46,537
                                         -------    --------    --------    --------    --------    ---------
        Deficiency in the coverage of
          fixed charges by earnings
          before fixed charges.......... $(9,392)   $(37,178)   $(51,075)   $(86,076)   $(70,629)   $(113,829)
                                         -------    --------    --------    --------    --------    ---------
                                         -------    --------    --------    --------    --------    ---------

                                                   THREE MONTHS ENDED
                                           ----------------------------------

                                                HISTORICAL          PRO FORMA
                                           ---------------------    ---------
                                           MARCH 31,   MARCH 31,    MARCH 31,
                                             1997        1998        1998(1)
                                           ---------   ---------    ---------
EARNINGS:
    Net loss............................   $(19,651 )  $(21,788 )   $(32,168 )
    Interest expense....................         --       2,011       12,391
    Portion of rents representative of
      an interest factor................        416         218          218
    Undistributed losses of less than
      50% owned companies...............         10          --           --
                                           ---------   ---------    ---------
Total earnings..........................    (19,225 )   (19,559 )    (19,559 )
                                           ---------   ---------    ---------
FIXED CHARGES:
    Interest expense....................         --       2,011       12,391
    Capitalized interest................                                 420
    Portion of rents representative of
      an interest factor................        416         218          218
                                           ---------   ---------    ---------
        Total fixed charges.............        416       2,229       13,029
                                           ---------   ---------    ---------
        Deficiency in the coverage of
          fixed charges by earnings
          before fixed charges..........   $(19,641 )  $(21,788 )   $(32,588 )
                                           ---------   ---------    ---------
                                           ---------   ---------    ---------


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(1) The pro forma data for the three months ended March 31, 1998 and the year ended December 31, 1997 give effect to the Offering as if it occurred at the beginning of 1997. The pro forma information presented above should be read in conjunction with the 'Selected Combined Financial and Other Operating Data' appearing elsewhere in the Prospectus filed as a part of this Registration Statement.


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